SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

☐ Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential. For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12

MICROTUNE, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: not applicable
(2)	Aggregate number of securities to which transaction applies: not applicable
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): not applicable
(4)	Proposed maximum aggregate value of transaction: not applicable
(5)	Total fee paid: not applicable

☐ Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously paid: not applicable
(2)	Form, Schedule or Registration Statement No: not applicable
(3)	Filing party: not applicable
(4)	Date filed: not applicable

Notes:

2201 Tenth Street

Plano, Texas 75074

Dear Stockholder:

You are cordially invited to attend the 2002 annual meeting of stockholders of Microtune, Inc., which will be held on Wednesday, September 17, 2003 at the Plano Station, 1012 16th Street, Suite 105, Plano, Texas 75086 at 4:00 p.m. (Central Time).

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of the Stockholders and Proxy Statement.

After careful consideration, the Company’s Board of Directors has approved the proposals set forth in the Proxy Statement and recommends that you vote for each proposal.

In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the annual meeting, you may revoke your proxy and vote in person.

We look forward to seeing you at the annual meeting of stockholders.

Sincerely,

Harvey B. (Berry) Cash

James H. Clardy

Albert H. Taddiken

Office of the President

Plano, Texas

August 11, 2003

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

MICROTUNE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, SEPTEMBER 17, 2003

DEAR STOCKHOLDERS:

The Microtune Inc. Annual Meeting of Stockholders will be held on Wednesday, September 17, 2003 at 4:00 p.m., Central Time, at the Plano Station, 1012 16th Street, Suite 105, Plano, Texas 75086. Only stockholders of record at the close of business on August 8, 2003 will be entitled to vote. At the Meeting we’ll ask stockholders to act on the following matters:

1.	Elect Class III directors to serve until the 2006 Annual Meeting of Stockholders. We intend to nominate the following incumbent directors for reelection:

James H. Clardy

William P. Tai

2.	Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal 2003; and

3.	Transact any other business that is properly presented at the Meeting or any adjournment or postponement of the Meeting.

We’ve described each of these matters in more detail in the enclosed Proxy Statement that accompanies this Notice.

All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

Sincerely,

Nancy A. Richardson

Secretary

Plano, Texas

August 11, 2003

IMPORTANT: REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

GENERAL

Microtune’s Board of Directors is asking for your proxy for use at the Microtune Inc. Annual Meeting of Stockholders and at any adjournment or postponement of the Meeting. We’re holding the Meeting on Wednesday, September 17, 2003 at 4:00 p.m. Central Time at the Plano Station, 1012 16th Street, Suite 105, Plano, Texas 75086. We are initially mailing this proxy statement and proxy to Microtune stockholders around August 15, 2003.

RECORD DATE AND SHARES OUTSTANDING AND QUORUM

Stockholders of record at the close of business on August 8, 2003, are entitled to notice of, and to vote at the Meeting. On the Record Date, 50,379,717 shares of Microtune’s common stock were issued and outstanding. For information regarding security ownership by management and more than 5% stockholders, see OTHER INFORMATION—Security Ownership of Certain Beneficial Owners and Management. We need a quorum to take action at the Meeting. We’ll have a quorum at the Meeting if a majority of the shares outstanding on the Record Date are present at the Meeting, either in person or by proxy. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of Microtune Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum. If by the date of the Meeting we don’t receive sufficient votes to constitute a quorum or approve one or more of the proposals, the Chair of the Meeting, or the persons named as proxies, may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies would generally exercise their authority to vote in favor of adjournment.

REVOCABILITY OF PROXIES

If you submit the enclosed proxy, you may revoke it at any time before the voting takes place at the Meeting. There are three ways you can revoke your proxy: (1) deliver to the Secretary of Microtune a written notice of revocation; (2) deliver to the Secretary of Microtune a signed proxy with a later date than the proxy you want to revoke; or (3) attend the Meeting and vote in person. Attending the Meeting in and of itself will not constitute a revocation of proxy.

VOTING AND SOLICITATION

Microtune’s Board of Directors is soliciting the proxy included with this proxy statement for use at the Meeting. You can submit your proxy by mailing it in the envelope provided. If your proxy is properly completed and submitted, and you do not revoke it before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy. If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal 1 and in favor of Proposal 2. As far as we know, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment. Microtune will pay all expenses of soliciting proxies to be voted at the Meeting. After the proxies are initially distributed, Microtune and/or its agents may also solicit proxies by mail, telephone or in person. We have hired Georgeson Shareholder Communications Inc., to assist us in soliciting proxies. For these services, we anticipate Georgeson’s fees to be between $5,000 and $10,000. After the proxies are initially distributed, we’ll ask brokers, custodians, nominees and other record holders to forward copies of the proxy statement, proxy card and other materials to people for whom they hold shares of Microtune common stock, and to request that the beneficial holders give them authority to complete and sign the proxies. We’ll reimburse record holders for reasonable expenses they incur in forwarding proxy materials to beneficial holders.

BOARD OF DIRECTORS

Our Board of Directors is currently comprised of five members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors is designed to be elected each year. Harvey B. (Berry) Cash and Walter S. Ciciora have been designated Class I directors, and their terms expire at the 2004 Annual Meeting. Steven Craddock has been designated a Class II director, and his term expires at the 2005 Annual Meeting. James H. Clardy, and William P. Tai have been designated Class III directors, and their terms expire at our 2003 Annual Meeting.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

We currently have 5 vacancies, including two seats that are empty since the resignations of Eric Lindberg in April 2002 and Douglas J. Bartek in June 2003. These seats will remain empty for the present time. It is our intention to fill one seat with a qualified financial expert to chair the Audit Committee.

INCUMBENT CLASS I DIRECTORS WHOSE TERM EXPIRES IN 2004

Name	Age	Principal Occupation	Director Since
Harvey B. (Berry) Cash	64	General Partner, InterWest Partners	1996
Walter S. Ciciora	60	Independent Consultant	1996

Harvey B. (Berry) Cash became a member of the Office of President in June 2003 and a director of Microtune in August 1996. Mr. Cash has been a general partner of InterWest Partners, a venture capital firm, since 1986. He also currently serves on the Board of Directors of each of Airspan Networks, Inc., a provider of fixed wireless DSL equipment, Ciena Corporation, a designer and manufacturer of multiplexing systems for fiber optic networks, Liberte Investors Inc., an investment company, i2 Technologies, Inc., a provider of marketplace services, and Silicon Laboratories Inc., an integrated circuit company. Mr. Cash also serves on the board of directors of several privately held companies. Mr. Cash holds a B.S. in electrical engineering from Texas A&M University and an M.B.A. from Western Michigan University.

Walter S. Ciciora became a director of Microtune in November 1996. Mr. Ciciora has been an independent consultant for companies in the cable, television, consumer electronics and telecommunications industries since October 1993. Mr. Ciciora holds a B.S., M.S. and Ph.D. in electrical engineering from the Illinois Institute of Technology and a M.B.A. from the University of Chicago.

INCUMBENT CLASS II DIRECTOR WHOSE TERM EXPIRES IN 2005

Name	Age	Principal Occupation	Director Since
Steven Craddock	54	Senior Vice President of New Media Development, Comcast Corporation	2002

Steven Craddock became a director of Microtune in April 2002. Mr. Craddock has been the Senior Vice President of New Media Development for Comcast Corp. since June 1994, where he is responsible for the evaluation and development of new interactive multimedia and interactive technologies. He also serves as Comcast’s representative to CableLabs®, a research and development consortium sponsoring industry initiatives such as the DOCSIS, PacketCable™and CableHome™standards. Mr. Craddock holds a B.S. in civil engineering and electrical engineering from the Virginia Military Institute.

BOARD MEETINGS AND COMMITTEES

Two of our Board members, Messrs. Ciciora and Craddock, are independent directors as defined under current listing standards of The Nasdaq Stock Market. Our common stock was delisted from the NASDAQ Stock Market effective July 7, 2003 and we have appealed that decision. Our Board and its committees have the authority to conduct investigations and to retain outside advisors of their choosing, at Microtune’s expense. During fiscal 2002 Microtune’s Board of Directors met six times. Each director attended at least 75% of the aggregate of these Board meetings and of the meetings of the committees on which he served.

Our Board of Directors currently has three committees—an Audit Committee, a Compensation Committee and a Nominating Committee.

The Audit Committee, assists the Board in fulfilling its oversight responsibilities relating to Microtune’s financial accounting, reporting, and controls. Mr. Cash, Mr. Clardy and Mr. Tai are the current members of the Audit Committee and served on the Committee throughout fiscal 2002. It discusses general financial and accounting-related matters at its regular quarterly meetings that coincide with full Board meetings, and it discusses our quarterly financial performance and associated earnings announcements at regular quarterly operating results meetings. The Audit Committee met five times during fiscal 2002. In addition, the Audit Committee has adopted policies that limit our ability to retain our independent auditors to perform non-audit services, and that limit our ability to hire former employees of our independent auditors. For more information about our Audit Committee, see the “Report of the Audit Committee of the Board of Directors” at page 14.

The Compensation Committee determines compensation for all of Microtune’s executive officers. In addition to addressing executive compensation, the Compensation Committee provides guidance to management on general compensation and organizational development issues and also administers our stock compensation plans. Mr. Cash and Mr. Ciciora are the current members of the Compensation Committee and served on the Committee throughout fiscal 2002. The Compensation Committee met formally twice during fiscal 2002, and acted a number of times through unanimous written consent.

The Nominating Committee identifies and evaluates potential new Board members and provides information about potential nominees for the full Board to consider. The Nominating Committee is not presently considering nominee recommendations from stockholders. Mr. Cash and Mr. Ciciora are the current members of the Nominating Committee. The Nominating Committee did not formally meet during fiscal 2002.

DIRECTOR COMPENSATION

Our outside Directors participate in our 2000 Director Option Plan, but receive no cash compensation other than reimbursement of travel expenses associated with their attendance at director meetings. The 2000 Director Option Plan was approved by stockholders and provides for the issuance of up to 150,000 shares of common stock to eligible participants under nonstatutory stock option grants. Under our 2000 Director Option Plan, outside directors receive a one-time grant to purchase 15,000 shares upon appointment to our Board and an annual option grant to purchase 7,500 shares for each year of service thereafter. The nonstatutory stock options may be granted at a price not less than the closing price of our common stock on the last trading day before the date of grant. The initial options generally vest over a three-year period commencing at the date of grant and the subsequent options vest over a two-year period and expire in ten years. Directors who are also employees do not receive any compensation for their service on our Board.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors/Nominees

The following table shows Microtune’s current directors who are nominees for election. Each nominee, if elected, will serve until the 2006 Annual Meeting of Stockholders and until a qualified successor is elected, unless the nominee resigns or is removed from the Board before then.

Name	Age	Principal Occupation	Director Since
James H. Clardy	69	Venture Partner, Austin Ventures	1996
William P. Tai	41	General Partner, Charles River Ventures	1998

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

James H. Clardy became a member of the Office of President in June 2003 and a director of Microtune in August 1996. Mr. Clardy has been a venture partner of Austin Ventures, a venture capital firm, since January 1998. From October 1997 to January 1998, Mr. Clardy was a private consultant, and from October 1991 until October 1997, he was President of Crystal Semiconductor, a wholly-owned subsidiary of Cirrus Logic, Inc. He currently serves on the boards of directors of several privately held companies. Mr. Clardy holds a B.S. in electrical engineering from the University of Tennessee.

William P. Tai became a director of Microtune in June 1998. Mr. Tai has been a general partner of Charles River Ventures since June 2002. He also has been a general partner/managing director of Institutional Venture Partners, a venture capital firm, since July 1997. Mr. Tai also serves on the Board of Directors of Transmeta Corp., a provider of microprocessors. Mr. Tai also serves on the boards of directors of several privately held companies. Mr. Tai holds a B.S. in electrical engineering from the University of Illinois and a M.B.A. from Harvard Business School.

If a quorum is present and voting, the nominees for the Class I Directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will not affect the vote.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

We have selected Ernst & Young LLP as our independent auditors to perform the audit of Microtune’s financial statements for the fiscal year ending December 31, 2003, and we are asking stockholders to ratify our selection. Representatives of Ernst & Young are expected to be present at the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

Fees paid to Ernst & Young LLP

The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by Ernst & Young LLP for the years ended December 31, 2002 and 2001.

	2002	2001
Audit services(1)	$340,000	417,000
Audit-related services (2)	—	10,000
Tax and all other services (3)	150,000	171,000

Total fees	$490,000	$598,000

Ernst & Young LLP did not render professional services relating to financial information systems design and implementation for the years ended December 31, 2001 and 2002.

(1)	Audit services consist of the annual audits of our consolidated financial statements included in Form 10-K, quarterly reviews of our consolidated financial statements included in Form 10-Q, as well as, statutory audits of our foreign subsidiaries, services related to filings made with the Securities and Exchange Commission and accounting advisory services related to financial accounting matter. This amount excludes fees attributable to our restatements.
(2)	Audit-related services consist of due diligence related to mergers and acquisitions.
(3)	Tax services include but are not limited to assistance with certain tax compliance matters and various tax planning consultations.

The Audit Committee has determined that the services provided to Microtune are compatible with maintaining Ernst & Young’s independence. For more information about Ernst & Young, please see the “Report of the Audit Committee of the Board of Directors” on page 14.

The Board of Directors and more specifically, the Audit Committee, recommends a vote FOR ratification of the selection of Ernst & Young LLP as our independent auditors for fiscal 2003.

OTHER INFORMATION

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers of Microtune as of June 30, 2003:

Name	Age	Position
Albert H. Taddiken	40	Office of the President, and Chief Technical Officer
Nancy A. Richardson	44	Chief Financial Officer, General Counsel and Secretary
Marc D. Underwood	49	Vice President, Human Resources

Albert H. Taddiken was named a member of the Office of President in June 2003 and Chief Technical Officer in September 2001. Mr. Taddiken also served as General Manager, Broadband Business Unit from December 2001 through June 2003, Vice President, IC Engineering from May 1998 through December 2001 and as Director, RFIC Development since November 1996 through April 1998. Mr. Taddiken began his career at Texas Instruments. Mr. Taddiken holds a B.S.E.E. from the Massachusetts Institute of Technology.

Nancy A. Richardson was named Chief Financial Officer in July 2002 and has served as General Counsel, Secretary, and Vice President since April 2001. Ms. Richardson was General Counsel and Secretary for Concero Inc., a software consulting company, from May 1997 to April 2001, last serving there as Senior Vice President. Ms. Richardson began her career with Ernst & Young LLP. Ms. Richardson holds a J.D. and a M.B.A. from the University of Texas and a B.B.A. in accounting from St. Edward’s University as well as a CPA license.

Marc D. Underwood was named Vice President, Human Resources in July 2002. Mr. Underwood was Senior Human Resources Manager for the Computer Products Group at Advanced Micro Devices (AMD) from July 2001 to July 2002. From September 1998 to July 2001, Mr. Underwood was the Director of Human Resources for Burr-Brown prior to it being purchased by Texas Instruments where Mr. Underwood held the position of Site Human Resource manager in Tucson, Arizona. Prior to that, Mr. Underwood was the Director of Human Resources for AMI Semiconductor from June 1997 to September 1998. Mr. Underwood holds a B.S. from Arizona State University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Equity Compensation Plan Information

Information regarding stock-based compensation awards outstanding and available for future grants as of December 31, 2002, segregated between stock-based compensation plans approved by stockholders and stock-based compensation plans not approved by stockholders, is presented in the table below:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Awards	Weighted-Average Exercise Price of Outstanding Awards	Number of Shares Available for Future Grants
Plans approved by stockholder	5,087,827	$4.13	6,745,821
Assumed plans of acquired companies	327,161	2.79	—

Total	5,414,988	$4.05	6,745,821

The following table shows shares of our common stock that we believe are owned as of June 30, 2003 by:

1.	Each stockholder owning 5% or more of the Common Stock,

2.	Our former Chief Executive Officer and our other four most highly compensated executive officers for fiscal 2002,

3.	Each director, and

4.	All current directors and executive officers as a group.

We have included any options held by each stockholder that are exercisable within 60 days of June 30, 2003 (i.e., August 29, 2003). We calculated the “Percent of Class” based on 50,332,277 shares of our common stock outstanding on June 30, 2003.

Name of Beneficial Owner	Number of Shares	Percentage of Shares Beneficially Owned
Douglas J. Bartek (1)	3,627,474	7.1%
Institutional Venture Partners VII (2)	2,778,668	5.5%
William P. Tai (3)	2,740,240	5.4%
Thomas O. Hicks (4)	2,535,386	5.0%
Harvey B. (Berry) Cash (5)	78,750	*
Walter S. Ciciora (6)	126,750	*
James H. Clardy (7)	88,750	*
Steven Craddock (8)	7,083	*
William L. Housley (9)	209,151	*
Nancy A. Richardson (10)	108,434	*
Everett “Buddy” Rogers (11)	116,919	*
Albert H. Taddiken (12)	216,136	*
All directors and current executive officers as a group (7 Persons)	3,366,143	6.7%

*	Less than 1% of the outstanding shares of common stock.
(1)	Includes 2,198,700 shares of common stock outstanding held by Bartek Investments-1, Ltd., of which Mr. Bartek is the general partner, and 784,534 shares for options which are immediately exercisable. The address for these holders is 5211 Spanish Oak Dr, Frisco, TX 75034
(2)	Includes 94,773 shares held by Institutional Venture Management VII, 2,597,061 shares held by Institutional Venture Partners VII and 86,834 shares held by IVP Founders Fund I, L.P. The address for these funds is 3000 Sandhill Rd, Building 2, Suite 290, Menlo Park, CA 94025
(3)

Includes 94,773 shares held by Institutional Venture Management VII and 2,597,061 shares held by Institutional Venture Partners VII. Mr. Tai is a general partner of each of these partnerships, shares voting and dispositive power with respect to the shares held by each of these entities and disclaims beneficial ownership of the shares held by these entities, except to the extent of his pecuniary interest. Also includes 8,750 shares for options which are immediately exercisable.

(4)	Based upon a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2003, by Thomas O. Hicks, HM 1-FOF Coinvestors Cayman, L.P., Hicks, Muse GP Partners L.A. Cayman, L.P., Hicks, Muse Latin America Fund GP Cayman, L.L.C., HMTF Equity Fund IV (1999) Cayman, L.P., HMTF Private Equity Fund IV (1999) Cayman, L.P., HM Equity Fund IV/GP Cayman, L.P., Hicks, Muse PG-IV (1999), C.V., HM Equity Fund IV/GP Partners (1999), C.V., HM Equity Fund IV/GP Partner (1999), C.V., HM 4-P Coinvestors Cayman, L.P., HM 4-EN Coinvestors Cayman, L.P., HM 4-EQ Coinvestors Cayman, L.P., HM GP Partners IV Cayman, L.P., HM Fund IV Cayman, LLC, HMEU 1-EN Coinvestors, L.P., HMEU 1-EQ Coinvestors, L.P., HMEU 1-P Coinvestors, L.P., HMEU Intermediate Partners I-C, L.P., HMTF Europe Fund Cayman, L.P., HMTF Europe Private Fund Cayman, L.P. HM PG Europe I, C.V., HMEU Fund I-C, Inc. all whose address are 200 Crescent Ct, Suite 1600, Dallas, TX 75201 The 13G states that:
(i)	Thomas O. Hicks has sole voting power and sole dispositive power with respect to 23,298 shares and shared voting power and shared dispositive power with respect to 2,512,088 shares;
(ii)	HM 1-FOF Coinvestors Cayman, L.P. has shared voting power and shared dispositive power with respect to 113 shares;
(iii)	Hicks, Muse GP Partners L.A. Cayman, L.P. has shared voting power and shared dispositive power with respect to 113 shares;
(iv)	Hicks, Muse Latin America Fund GP Cayman, L.L.C has shared voting power and shared dispositive power with respect to 113 shares;
(v)	HMTF Equity Fund IV (1999) Cayman, L.P. has shared voting power and shared dispositive power with respect to 1,159,165 shares;
(vi)	HMTF Private Equity Fund IV (1999) Cayman, L.P. has shared voting power and shared dispositive power with respect to 8,210 shares;
(vii)	HM Equity Fund IV/GP Cayman, L.P. has shared voting power and shared dispositive power with respect to 1,167,375 shares;
(viii)	Hicks, Muse PG-IV (1999), C.V. has shared voting power and shared dispositive power with respect to 61,714 shares;
(ix)	HM Equity Fund IV/GP Partners (1999), C.V. has shared voting power and shared dispositive power with respect to 61,714 shares;
(x)	HM 4-P Coinvestors Cayman, L.P. has shared voting power and shared dispositive power with respect to 919 shares;
(xi)	HM 4-EN Coinvestors Cayman, L.P. has shared voting power and shared dispositive power with respect to 3,386 shares;
(xii)	HM 4-EQ Coinvestors Cayman, L.P. has shared voting power and shared dispositive power with respect to 18,948 shares;
(xiii)	HM GP Partners IV Cayman, L.P. has shared voting power and shared dispositive power with respect to 1,252,342 shares;
(xiv)	HM Fund IV Cayman, LLC has shared voting power and shared dispositive power with respect to 1,252,342 shares;
(xv)	HMEU 1-EN Coinvestors, L.P. has shared voting power and shared dispositive power with respect to 1,939 shares;
(xvi)	HMEU 1-EQ Coinvestors, L.P. has shared voting power and shared dispositive power with respect to 14,574;
(xvii)	HMEU 1-P Coinvestors, L.P. has shared voting power and shared dispositive power with respect to 3,018 shares;
(xviii)	HMEU Intermediate Partners I-C, L.P. has shared voting power and shared dispositive power with respect to 19,531 shares;
(xix)	HMTF Europe Fund Cayman, L.P. has shared voting power and shared dispositive power with respect to 1,135,126 shares;

(xx)	HMTF Europe Private Fund Cayman, L.P. has shared voting power and shared dispositive power with respect to 13,576 shares;
(xxi)	HM PG Europe I, C.V. has shared voting power and shared dispositive power with respect to 83,865 shares and
(xxii)	HMEU Fund I-C, Inc. has shared voting power and shared dispositive power with respect to 1,252,098 shares.
(5)	Includes 8,750 shares for options which are immediately exercisable.
(6)	Includes 8,750 shares for options which are immediately exercisable.
(7)	Includes 25,000 shares of common stock held by trusts, of which Mr. Clardy acts as co-trustee, for the benefit of Mr. Clardy’s children, none of whom are dependents of Mr. Clardy. Also includes 8,750 shares for options which are immediately exercisable.
(8)	Includes 7,083 shares for options which are immediately exercisable.
(9)	Includes 178,431 shares for options which are immediately exercisable, and 21,207 shares for options which become exercisable within 60 days.
(10)	Includes 85,222 shares for options which are immediately exercisable, and 11,832 shares for options which become exercisable within 60 days.
(11)	Includes 106,467 shares for options which are immediately exercisable, and 6,667 shares for options which become exercisable within 60 days.
(12)	Includes 140,168 shares held by Taddiken Investments, Ltd. of which Mr. Taddiken is the general partner, and 72,177 shares for options which are immediately exercisable, and 2,768 shares for options which become exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires holders of more than 10% of our common stock to file with the U.S. Securities Exchange Commission reports regarding their ownership and changes in ownership of our stock. We believe that during fiscal 2002, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements, with the exception of one late report for Mr. Ciciora. Mr. Ciciora inadvertently did not report the purchase of 8,000 shares on October 7, 2002, and 30,000 shares on October 10, 2002, until a Form 4 was filed with the SEC on October 28, 2002. In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and officers.

EXECUTIVE COMPENSATION

The following table shows compensation earned during fiscal 2002, 2001 and 2000 by Microtune’s Chief Executive Officer and Microtune’s other four most highly compensated executive officers for fiscal 2002. These people are called the “Named Officers.” The information in the table includes salaries, bonuses, performance sharing, and stock options and restricted stock awards and other miscellaneous compensation. Microtune has not granted stock appreciation rights and has no long-term compensation benefits other than stock options. For information about employment contracts and change-of-control arrangements between Microtune and the Named Officers, see the discussion immediately following this table.

SUMMARY COMPENSATION TABLE

The following table shows compensation earned during fiscal 2002, 2001 and 2000 by our former Chief Executive Officer and our other four most highly compensated executive officers for fiscal 2002. These people are called the “Named Officers.” The information in the table includes salaries, bonuses, and stock options and restricted stock awards and other miscellaneous compensation. We have not granted stock appreciation rights and have no long-term compensation benefits other than stock options. For information about employment contracts and change-of-control arrangements between us and the Named Officers, see the discussion immediately following this table.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	All Other Compensation(1)
Douglas J. Bartek Former Chief Executive Officer and Chairman (2)	2002 2001 2000	178,373 178,374 165,122	— — —	20,000 231,200 1,000,000	649 652 647

William L. Housley Former President and Chief Operating Officer (3)	2002 2001 2000	172,508 112,006 —	— — —	50,000 478,000 —	— — —

Everett “Buddy” Rogers Former Vice President of Investor Relations (4)	2002 2001 2000	159,210 150,000 139,486	— — —	— 67,300 200,000	— — —

Nancy A. Richardson Chief Financial Officer, General Counsel and Secretary	2002 2001 2000	154,170 102,500 —	— — —	138,000 141,000 —	— — —

Albert H. Taddiken Office of President and Chief Technical Officer (5)	2002 2001 2000	127,096 127,420 121,266	— — —	10,500 86,500 40,000	— — —

(1)	These amounts consist solely of reimbursement for life insurance premiums paid by Microtune.
(2)	Mr. Bartek resigned from the position of Chief Executive Officer, President and Chairman of the Board effective June 27, 2003. Mr. Bartek’s options vested upon his termination pursuant to the terms of his separation agreement on June 27, 2003.
(3)	Mr. Housley resigned from the position of President and Chief Operating Officer effective April 25, 2003.
(4)	Mr. Rogers moved from the position of Chief Financial Officer to Vice President of Investor Relations effective July 23, 2002. Mr. Rogers resigned all positions with Microtune effective October 10, 2002.
(5)	Mr. Taddiken’s 10,500 options granted in 2002 were canceled on October 31, 2002 in connection with our regrant program. We filed a delinquent Schedule TO related to our stock option regrant program with the SEC on December 23, 2002.

CHANGE OF CONTROL ARRANGEMENTS/EMPLOYMENT AGREEMENTS

Shares of our common stock subject to options granted under our Amended and Restated 1996 Stock Option Plan and 2000 Stock Plan generally vest over five years, with 20% of the shares vesting after one year and the remaining shares vesting in monthly installments over the following 48 months. The option agreements for some of the key employees provide for variations in the standard vesting and for accelerated vesting of a portion of the employee’s unvested option shares if the employee is terminated without cause by the surviving corporation following a change of control. If such acceleration is provided, change of control is defined in the employee’s option or employment agreement, but typically is defined to mean the sale of all or substantially all of our assets, or the acquisition of us by another entity by means of consolidation or merger pursuant to which our stockholders immediately prior to such transaction shall hold less than 50% of the voting power of the surviving corporation.

Agreement with Douglas J. Bartek

On October 16, 2002, we entered into an employment agreement with Douglas J. Bartek, former Chief Executive Officer and Chairman of the Board. This agreement provided for an initial term of three years and an initial base annual salary of $190,000. In addition, Mr. Bartek was entitled to participate in employee benefit plans for which other senior executives are generally eligible. Mr. Bartek was also eligible for an annual discretionary bonus as determined by our Board of Directors. No bonus was paid under the agreement.

Upon Mr. Bartek’s resignation the Company entered into a separation agreement. Under this agreement, Mr. Bartek’s outstanding options became vested as of the date of the agreement. As a result we will incur stock compensation expense of approximately $900,000 in the second quarter of 2003. In addition, Mr. Bartek was paid approximately $500,000 for payment of compensation, vacation time, benefits and miscellaneous expenses. Mr. Bartek’s ability to compete with Microtune and to solicit Microtune customers or employees is restricted for a period of two and a half years from the date of the termination.

Agreement with William L. Housley

On October 24, 2002, we entered into an employment agreement with William L. Housley, former President and Chief Operating Officer. This agreement provided for an initial term of two years and an initial base annual salary of $190,000. In addition, Mr. Housley was entitled to participate in employee benefit plans for which other senior executives are generally eligible. He was also eligible for an annual discretionary bonus as determined by our Board. No bonus has been paid under the agreement. No payments or benefits under this agreement have been paid or provided to Mr. Housley since his resignation in April, 2003. Two months of health insurance was provided to Mr. Housley after his resignation outside of the agreement.

Agreement with Nancy A. Richardson

On October 24, 2002, we entered into an employment agreement with Nancy A. Richardson, Chief Financial Officer, General Counsel and Secretary. This agreement provides for an initial term of two years and an initial base annual salary of $160,000. In addition Ms. Richardson is entitled to participate in employee benefit plans for which other senior executives are generally eligible. She is also eligible for an annual discretionary bonus as determined by our Board. No bonus has been paid under the agreement. The agreement also states she may not terminate her employment prior to October 24, 2004, except for reasons including:

•	reduction in her compensation or benefits that is not part of a generally applicable reduction for all executives;

•	material demotion in her responsibilities or duties;

•	relocation of her workplace to a place more than 50 miles from Dallas, Texas; or

•	material breach of the agreement by Microtune.

We may terminate Ms. Richardson’s employment at any time with 30 days notice, but if Microtune terminates her employment without cause, or if there is constructive termination, she is entitled to receive her base annual salary for an additional two years plus the highest bonus paid to her in the three years prior to her termination. She is also entitled to receive any and all employee benefits for two years from the date of termination. In addition, any stock options granted to Ms. Richardson would immediately become vested and exercisable equal to the number of shares that would have vested over the two year salary continuation period.

If her employment is terminated within two years of a change of control, she shall be entitled to receive a lump sum severance payment equal to two times the sum of her base annual compensation plus the highest bonus paid to her in the three years prior to the change of control. In addition, all unvested stock options, stock appreciation rights and restricted stock awards will immediately vest upon her termination, and she will continue to receive any and all employee benefits for two years. Ms. Richardson’s ability to compete with Microtune and to solicit Microtune customers or employees for a period of two years from the date of the termination is restricted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction that involved more than $60,000 between us and an executive officer, director or 5% stockholder or any of their immediate family members since the beginning of fiscal 2002 or that involved indebtedness to or payments from us during fiscal 2002 other than as described under the caption “Executive Compensation” in Item 11 and the transactions described below. The discussion does not address compensation paid in connection with employment or Board service.

We believe that all transactions between us and our officers, directors, principal stockholders and other affiliates have been and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

In May 2002, David Bartek, brother of our former Chief Executive Officer and Chairman Douglas Bartek, joined us as Chief Strategy Officer and was paid an aggregate salary of $80,670, for his services during 2002. David Bartek’s employment terminated in June 2003.

On January 31, 2002, William L. Housley, former President and Chief Operating Officer, issued a promissory note to Microtune in the principal amount of $262,230 canceling a previous promissory note in connection with the exercise of stock options. On March 8, 2002, Mr. Housley issued a promissory note to Microtune in the principal amount of $200,000 in connection with his relocation. Both notes bear interest at 4.75% per annum and are due and payable on January 31, and March 8, 2004, respectively. Upon Mr. Housley’s resignation on April 25, 2003, these loans became due and payable within 30 days of his resignation. These loans became delinquent on May 26, 2003.

On January 31, and April 3, 2002, Nancy A. Richardson, Chief Financial Officer, General Counsel and Secretary, issued promissory notes to us in the principal amount of $75,000 and $30,000 respectively, canceling a previous promissory note in connection with the exercise of stock options. Both notes bear interest at 4.75% per annum and are due and payable on January 31, and April 3, 2004, respectively.

On June 2, 2002 Marc D. Underwood, Vice President of Human Resources received a $70,000 loan from us that is due and payable on July 17, 2004. Mr. Underwood’s bonus of $100,000 paid on June 12, 2003, was used in part to pay off this loan in full.

OPTION GRANTS IN FISCAL 2002

The following table shows information about stock option grants to the Named Officers during fiscal 2002. These options are included in the “Summary Compensation Table” above. The options have an exercise price equal to the closing price on the date before the grant. SEC rules require us to show hypothetical gains that the Named Officers would have for these options at the end of their 10 year term. We calculated these gains assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation as required by SEC rules. They are not our estimate or projection of future stock prices.

Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock, overall market conditions and the option holders’ continued employment through the vesting period. This table does not take into account any actual appreciation in the price of the common stock from the date of grant to the present.

		Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)
Name		Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2002	Exercise Price ($/Sh)	Expiration Date
						5%	10%
Douglas J. Bartek	(1)	20,000	0.96%	3.17	8/6/2012	39,872	101,044
William L. Housley	(2)	20,000	0.96%	3.17	8/6/2012	39,872	101,043
	(3)	6,000	0.29%	3.17	8/6/2012	11,962	30,313
	(4)	24,000	0.89%	3.17	8/6/2012	47,846	121,252
Everett “Buddy” Rogers		—	—	—	—	—	—
Nancy A. Richardson	(5)	100,000	4.82%	11.41	2/29/2012	717,569	1,818,460
	(6)	20,000	0.96%	3.17	8/6/2012	39,872	101,043
	(7)	18,000	0.87%	3.17	8/6/2012	35,885	90,939
Albert H. Taddiken	(8)	10,500	0.51%	3.17	8/6/2012	20,932	53,047

(1)	These options vests 1/15th each month beginning September 7, 2002. However, Mr. Bartek’s options vested upon his termination pursuant to the terms of his separation agreement on June 27, 2003.
(2)	These options vests 1/15th each month beginning September 7, 2002, and were canceled to the extent not exercised on July 25 2003
(3)	These options vests 1/6th each month beginning November 10, 2005, and were canceled to the extent not exercised on July 25, 2003.
(4)	These options vests 1/12th each month beginning May 10, 2006, and were canceled to the extent not exercised on July 25, 2003.
(5)	These options vests 1/50th each month beginning April 1, 2002.
(6)	These options vests 1/15th each month beginning September 7, 2002.
(7)	These options vests 1/12th each month beginning June 1, 2006.
(8)	These options vests 1/7th each month beginning December 1, 2006. All of these options were canceled on October 31, 2002 in connection with our regrant program. We filed a delinquent Schedule TO related to our stock option regrant program with the SEC on December 23, 2002.

Option Exercises and Fiscal Year-End Values

The following table shows information about the value realized on option exercises for each of the Named Officers during fiscal 2002, and the value of their unexercised options at the end of fiscal 2002. Value realized, is based on the fair market value of our common stock as quoted on The NASDAQ Stock Market on the trading day immediately prior to the date of exercise, less the per share exercise price, multiplied by the number of shares issued. Value at fiscal year end is measured as the difference between the exercise price and fair market value on December 31, 2002, which was $3.13 as quoted on The NASDAQ National Market. We were delisted from the NASDAQ Stock Market effective July 7, 2003. Our shares of common stock are currently quoted on the “pink sheets,” which may entail higher transaction costs for trades and reduced ability to liquidate our common stock.

Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Douglas J. Bartek	740,578	4,744,422	(1)	128,202	656,334	37,586	1,183,836
William L. Housley	21,820	206,322	(2)	114,806	373,875	—	—
Everett “Buddy” Rogers	91,924	1,486,143		80,467	124,334	129,709	187,918
Nancy A. Richardson	15,778	191,672	(2)	49,722	203,500	—	—
Albert H. Taddiken	—	—		132,500	140,000	330,350	340,700

(1)	Mr. Bartek exercised options during 2002 for 740,578 shares at exercise prices ranging from $0.69 to $0.88, when the fair market value of the stock ranged from $1.69 to $23.46. The Value Realized on exercise above includes paper gains reported to the IRS at the time of exercise, even if those shares were not sold.
(2)	Mr. Housley and Ms. Richardson exercised options during the first part of 2002 when the fair market value of the stock was substantially higher than on December 31, 2002. The value realized on exercise amount shown above reflects the difference between the exercise price and the fair market value of the stock on the date of exercise even though no actual gain has been made on the sale of these shares.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

We, Harvey B. (Berry) Cash and Walter S. Ciciora, are the current members of the Compensation Committee and each of us as of December 31, 2002 was a non-employee director. On June 27 2003, Harvey B. (Berry) Cash became a member of the Office of President upon the resignation of our Chief Executive Officer.

We set, review and administer compensation programs. Our role is to establish and recommend salaries and other compensation paid to executive officers and to administer stock plans. For executive officers, we approve all stock option grants, base salaries and any cash bonus payments. In addition we review all stock option grants to employees.

Microtune’s executive pay programs contribute to its long-term success and are based on providing a compensation package that recognizes individual contributions and Microtune’s performance. A meaningful portion of each executive’s compensation relates to and is contingent upon Microtune’s performance. At this time, the principal means of compensation are base salaries and long-term incentives.

Base Salary

The base salaries of executive officers, including the Chief Executive Officer, are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in technology companies of reasonably similar size. We review executive salaries annually and recommend to the Board salary adjustments as appropriate to reflect changes in the market conditions and individual performance and responsibility.

Bonus

Microtune does not currently have an executive officer bonus program. Future bonuses, if any, awarded to executive officers will be determined based on achievement of the individual. No bonuses were awarded to executive officers in 2002.

Stock Options

Under the Microtune 2000 Stock Plan, stock options to purchase Microtune common stock may be granted to executive officers and employees. Upon joining Microtune, the number of shares of Microtune common stock underlying an option grant and any subsequent grants are based in part on the competitive environment of the technology industry, while also maintaining an overall sense of fairness in the compensation distributed to our employees. We believe stock option grants are an effective method of incenting executives to take a longer-term view of performance to ensure that the stockholders’ interests are aligned.

Other

Other elements of executive compensation include medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan. Microtune did not match contributions in the 401(k) Plan in fiscal 2002. We have considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, unless such compensation is performance-based. Since the cash compensation of each of the executive officers is below $1 million, we believe that any options granted under the 2000 Stock Plan will meet the requirements of being performance-based. Further, we believe that Section 162(m) will not reduce any tax deduction available to Microtune for the tax year ended December 31, 2002.

Compensation Committee Members

Harvey B. (Berry) Cash

Walter S. Ciciora

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

We, the members of the Audit Committee, assist the Board of Directors in its oversight of Microtune’s financial accounting, reporting and controls. We operate under a written charter that both the Board of Directors and we have approved. We have included a copy of the current charter as Appendix 1 to this proxy statement. We also evaluate the performance and independence of Microtune’s independent auditors. None of us are or have been in the past professionally engaged in the practice of auditing or accounting or an expert in those fields.

Management is responsible for the preparation, presentation and integrity of Microtune’s financial statements, including setting the accounting and financial reporting principles and establishing the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the consolidated financial statements. We oversee these processes. As part of that oversight, we require that the independent auditors report directly to the Audit Committee.

We have the authority to conduct investigations into any matters that we deem appropriate, and we may retain, at Microtune’s expense, special legal, accounting or other consultants or experts of our choosing that we deem necessary in performing our oversight function. In February 2003 the Audit Committee, under the direction of our Board of Directors, retained John M. Fedders, a former Director of the Division of Enforcement of the SEC, as independent counsel to inquire into the events related to significant negative adjustments to preliminary recorded revenue for products that we shipped in the third and fourth quarter of 2002. The inquiry was subsequently expanded to cover all of 2001 and 2002, and concluded in July 2003. As a result of the inquiry’s preliminary findings, our Board determined to restate our previously reported financial results for 2001 and our quarters ended September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002 and September 30,

2002. Based on the preliminary findings, our Board also determined to revise our financial results that were reported via a press release on February 20, 2003, and a related current report on Form 8-K filed with the SEC.

We reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended. We received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. We discussed with Ernst & Young LLP that firm’s independence and considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditors’ independence and pre-approve any non-audit services on a case-by-case basis. Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities, we recommended to the Board of Directors that the audited financial statements be included in Microtune’s Annual Report on Form 10-K for fiscal 2002, and the Board approved such inclusion. The Board of Directors and we also recommended the selection of Ernst & Young LLP as independent auditors for fiscal 2003.

No member of the Audit Committee is an “independent director” as defined under the rules of the National Association of Securities Dealers, Inc. regarding audit committees. Each Messrs. Cash and Clardy serve in the Office of the President and Mr. Tai is associated with entities that hold in the aggregate more than five percent (5%) of the outstanding common stock of Microtune.

AUDIT COMMITTEE MEMBERS

Harvey B. (Berry) Cash

James H. Clardy

William P. Tai

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the effective date of our initial public offering 2000 through December 31, 2002, with the NASDAQ Composite Index and the Philadelphia Semiconductor Index. The graph assumes that $100 was invested in Microtune’s price of $16.00 per share, and in the above indices on August 4, 2000. We were delisted from the NASDAQ Stock Market effective July 7, 2003. Our shares of common stock are currently quoted on the “pink sheets,” which generally entail higher transaction costs for trades and reduced ability to liquidate our common stock.

The comparisons in the graph below are based on historical data with our common stock prices based on the closing price on the dates indicated and are not intended to forecast the possible future performance of our common stock.

OTHER MATTERS

Our Board of Directors does not currently intend to bring any other business before the Meeting and is not aware of any other business to be brought before the Meeting. If any other business is properly brought before the Meeting, including consideration of a motion to adjourn or postpone the Meeting in order to, among other things, solicit additional proxies, the proxy holders will vote the proxies based on their judgment.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Meeting may request reasonable assistance or accommodation from us by contacting Barbara Ureste at Microtune, Inc., 2201 10th Street, Plano, Texas 75074. The telephone number at that location is (972) 673-1600. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit requests by September 1, 2003.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to complete and return the accompanying proxy in the envelope that has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

DATED:  August 8, 2003

APPENDIX 1

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

PURPOSES

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Microtune, Inc., a Delaware Corporation (the “Company”), is to assist the Board in fulfilling its oversight responsibilities related to the Company’s financial accounting, reporting and controls. The Committee’s principal functions are as follows:

•	the integrity of the Company’s financial statements;

•	the adequacy of the Company’s system of internal controls;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent auditors; and

•	the performance of the Company’s independent auditors and of the Company’s internal audit function.

AUTHORITY

The Committee shall be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents and the Company’s independent auditors. The Committee shall also have authority, with notice to the Chairman of the Board, to engage outside legal, accounting and other advisors as it deems necessary or appropriate.

MEMBERSHIP

The Committee members will be appointed by, and will serve at the discretion of, the Board and will consist of at least three members of the Board whose qualifications include financial literacy, independence and accounting or related financial expertise as determined under the Sarbanes-Oxley Act (the “Act”) and applicable rules and regulations of the Nasdaq Stock Market (the “Rules”). At least one member of the Committee must be a “financial expert” under the requirements of the Act. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board determines that such simultaneous service will not impair the ability of such member to effectively serve on the committee.

If the Committee is unable to find three members all of whom qualify as independent, a director who does not qualify as independent may serve until such time an independent member is available. The fact that not all Committee members are independent shall be disclosed annually to investors.

No member of the Committee shall receive compensation other than director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive.

MEETINGS AND PROCEDURES

The Committee will convene at least four times each year and may call special meetings as required. Meetings may be called by the Chair of the Committee or the Chairman of the Board. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. The Audit Committee may establish its own schedule and shall provide such schedule to the Board of Directors in advance.

The Audit Committee will meet separately with the Company’s chief residing executive officer ( ie either the CEO or the President) and separately with the Company’s Chief Financial Officer at least annually to review the internal controls of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditor’s examination and management report.

RESPONSIBILITIES

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or determine whether the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations or the Company’s policies and procedures.

The responsibilities of the Audit Committee shall include:

(a)  Financial Reporting.    The Committee shall monitor the preparation by management of the Company’s quarterly and annual external financial reports. In carrying out this responsibility, the Committee shall:

•	review with management the significant judgments and estimates used in developing the financial reports and the major issues addressed;

•	review the accounting and reporting treatment of significant transactions outside the Company’s ordinary operations;

•	review with management and the Company’s independent auditors significant changes to the Company’s accounting principles or their application as reflected in the financial reports;

•	meet periodically with the Company’s independent auditors (in private, as appropriate)

(i)	to review their reasoning in accepting or questioning significant decisions made by management in preparing the financial reports;

(ii)	to review any audit problems or difficulties and management’s response;

(iii)	to review any outstanding disagreements with management that would cause them to issue a non-standard report on the Company’s financial statements;

(iv)	to examine the appropriateness of the Company’s accounting principles (including the quality, not just the acceptability, of accounting principles) and the clarity of disclosure practices used or proposed;

(v)	to determine if any restrictions have been placed by management on the scope of their audit, and

(vi)	to discuss any other matters the Committee deems appropriate;

•	meet periodically in private with the Company’s management;

•	review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies; and

•	review quarterly and annual financial statements and discuss their appropriateness with management and the Company’s independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(b)  Relationship with Independent Auditors.    The Committee shall bear primary responsibility for overseeing the Company’s relationship with its independent auditors. In carrying out this responsibility, the Committee shall:

•	retain and terminate, if appropriate, the Company’s independent auditors, in consultation with the full Board;

•	review the scope and plan for the independent auditors’ annual audit and review and annually pre-approve, in advance, the fees to be charged by the independent auditors for their audit services;

•	review the independent auditors’ annual letter pursuant to Independence Standards Board Standard No. 1, outlining all relationships that may impact their independence;

•	review with the independent auditors the extent of non-audit services provided and related fees, and pre-approve any non-audit relationships;

•	determine whether the Committee believes the outside auditors are independent;

•	review the responsiveness of the outside auditors to the Company’s needs;

•	at least annually, obtain and review a report by the Company’s independent auditors describing the independent auditor firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company;

•	set clear hiring policies for employees or former employees of the Company’s independent auditors;

•	inquire of management, management auditors and the Company’s independent auditors concerning any deficiencies in the Company’s policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and review the timeliness and reasonableness of proposed corrective actions;

•	review significant management audit findings and recommendations, and management’s responses thereto;

•	review management’s responses to recommendations for improving internal controls in the independent auditors’ management letters;

•	review the Company’s policies and practices with respect to risk assessment and risk management;

•	review the Company’s policies and practices related to compliance with laws, ethical conduct and conflicts of interest;

•	review significant cases of conflicts of interest, misconduct or fraud;

•	review significant issues between the Company and regulatory agencies; and

•	review as appropriate material litigation involving the Company.

(c)  Preparation of Reports.    The Committee shall prepare and approve the Committee’s report included in the proxy statement for the Company’s annual meeting of shareholders, and such other reports as may from time to time be necessary or appropriate.

Annual Performance Review.    The Committee shall conduct an annual evaluation of its performance in carrying out its responsibilities hereunder.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors may delegate to it and will report, at least annually, to the Board of Directors regarding the Committee’s examinations and recommendations.

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Microtune, Inc.

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BAR CODING

BAR CODING

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

For Withhold

01– James H. Clardy

02– William P. Tai

B	Other Proposal
The Board of Directors recommends a vote FOR the following resolution.

For Against Abstain

2.	To vote for the ratification of Ernst & Young LLP as our independent Auditors for fiscal 2003.

In their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO ELECTIONS ARE MADE, THE PROXIES WILL BE VOTED FOR PROPOSALS 1 AND 2.

C	Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Important: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

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Proxy—Microtune, Inc.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MICROTUNE, INC. (“MICROTUNE”)

The undersigned hereby appoints Albert H. Taddiken and Nancy A. Richardson, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Microtune’s common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Microtune to be held at the Plano Station, 1012 16th Street, Suite 105, Plano, Texas 75086, on Wednesday, September 17, 2003, at 4:00 p.m. Central time, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposals and in accordance with the following instructions. The proposals referred to herein are described in detail in the accompanying proxy statement.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on reverse side)